Exhibit 99.2

 Third Quarter 2021 Earnings Presentation  November 4, 2021

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” as that term is defined in the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. In addition, from time to time, Home Point Capital Inc. (“we,” “our,” “us” or the “Company”) or its representatives have made, or may make, forward-looking statements orally or in writing. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to the Company’s future financial performance, the Company’s business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which the Company operates and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements, which are based on currently available information, operating plans, and projections about events and trends, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated by forward-looking statements include, among others: our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; competition in the industry in which we operate; our success and growth of our production and servicing activities and the dependence upon our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any cybersecurity risks, cyber incidents and technology failures; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; risks and uncertainties associated with litigation, including any employment, intellectual property, consumer protection, class action and other litigation matters, and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or in government policies on our material vendors with operations in India; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with higher risk loans that we service; risks associated with derivative financial instruments; our ability to foreclose on our mortgage assets in a timely manner or at all; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or such changes that increase the cost of doing business with such entities; and the spread of the COVID-19 outbreak and severe disruptions in the U.S. and global economy and financial markets it has caused. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in documents filed from time to time by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Funded origination volume of $21 billion; $100 billion in LTM1 Q3 2021  Third Quarter 2021 Highlights    Financial Performance     Quarterly net income of $71 million ($0.51 per share); LTM1 Q3 2021 net income of $331 million    Quarterly total net revenue of $275 million; LTM1 Q3 2021 net revenue of $1.2 billion                  Nearly 429,000 servicing customers at end of Q3 2021, up 40% from end of Q3 2020   Servicing portfolio of $126 billion as of September 30, 2021, 70% increase year-over-year                                      Operational Results                               More than 7,400 Broker Partners at quarter end, 51% increase year-over-year  Last twelve months for the period ended September 30th. Third quarter 2021 LTM information is derived from a numerical calculation of our fiscal year 2020 financial information plus first nine months 2021 financial information less first nine months 2020 financial information. Home Point Capital does not prepare or present separate LTM financial statements.

Delivering on Key Priorities

Scaling and Optimizing our Business

- Increase momentum of broker partner growth
- Accelerate productivity and efficiency initiatives
- Enhance partner and customer experience
- Diversify capital markets execution alternatives

Third Quarter Milestones

- ✓ ***Added 714 broker partners***; on track to exceed 8,000 partners by year-end
- ✓ ***Reduced quarterly expenses*** by $23 million and continue to lower direct origination cost per loan
- ✓ Ongoing ***rollout of Homepoint Amplify*** broker service model
- ✓ **Accelerated transition to MBS deliveries** versus cash sales; traded ~$1 billion in agency products into **non-agency execution**
- ✓ Sold ~$11 billion Ginnie Mae MSR portfolio to ***streamline servicing and bolster capitalization***

Continuing to Drive Home Point Towards a Baseline Return on Equity of At Least 15%

Home Point Capital

4

 Net Income ($mm)  Performance Across the Platform in Q3 2021    5  Total Revenue, Net ($mm)  Funded Origination Volume ($bn)  Mortgage Servicing  2.2x  Customers (‘000)  Portfolio UPB ($bn)  Third Party Partners  # of Broker Partners  # of Third Party Partners2  1.5x  1  1  1  1  1  1  Last twelve months for the period ended September 30th. Third quarter 2021 LTM information is derived from a numerical calculation of our fiscal year 2020 financial information plus first nine months 2021 financial information less first nine months 2020 financial information. Home Point Capital does not prepare or present separate LTM financial statements. Includes correspondent and broker partners combined.

 Third Quarter 2021 Financial Results    6  Total revenue, net in the third quarter of 2021 of $275 million declined from $511 million year-over-year, due primarily to a lower gain on sale margin, partially offset by an increase in loan servicing fees and the fair market value (FMV) of the mortgage servicing rights (MSR) portfolioThird quarter 2021 revenue more than tripled from $84 million in the second quarter of 2021, primarily driven by a 94% increase in gain on loans, and a FMV increase in the MSR portfolio due to higher interest rates during the third quarterTotal expenses of $175 million for the third quarter of 2021 were up 7% versus the year-ago quarter, and were down 11% compared to the second quarter of this year; the sequential quarter decrease in total expenses was driven by a 16% decline in Origination segment direct expenses and a 7% decline in Servicing segment direct expenses, while corporate expenses were held flat Third quarter 2021 net income of $71 million, compared to net income of $264 million year-over-year and a net loss of $73 million in the second quarter of 2021

Funded Volume by Channel


Wholesale Funded Volume
($bn)
$11.0
$14.1
$19.7
$18.4
$16.4
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21


Correspondent Funded Volume
($bn)
$6.3
$8.6
$8.2
$5.7
$3.4
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21


Direct Funded Volume
($bn)
$0.9
$1.2
$1.5
$1.4
$1.0
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21

- Wholesale funded volume of $16.4 billion in the third quarter of 2021, compared to $11.0 billion year-over-year and $18.4 billion in the prior quarter
  - *Wholesale channel* driven by differentiated business model focused on building broker partnerships, maintaining localized, in-market sales coverage, and delivering continuous process and technology enhancements
- Correspondent volume of $3.4 billion in the third quarter of 2021 versus $6.3 billion year-over-year and $5.7 billion in the second quarter of 2021; scaled back volume in Q3'21 due to compressed margin environment and capital-intensive nature of the channel
  - *Correspondent channel* provides *opportunistic* source of low-cost customer acquisition to drive scale
- Direct volume of $1.0 billion in the third quarter of 2021 compared to $850 million in the year-ago quarter and $1.4 billion in the prior quarter
  - *Direct channel* established in 2019 to focus on retention, and does not conflict with wholesale broker relationships

Home Point Capital
7

Origination Segment Highlights    8  Third quarter Origination segment revenue of $184 million compared to $532 million in the third quarter of 2020 and $117 million in the second quarter of 2021Gain on sale margin attributable to channels, before giving effect to the impact of capital markets activity, was 73 basis points in the third quarter of 2021 versus 233 basis points in the third quarter of 2020 and flat versus 74 basis points in the prior quarterThird quarter contribution margin of $67 million compared to $424 million year-over-year and $(21) million in the prior quarterThird party partner relationships reached 8,104 at the end of the third quarter of 2021, a 47% increase year-over-year, and a 10% increase versus the prior quarterAdded 2,531 broker partners since the end of the third quarter of 2020, and added 714 broker partners since the end of the second quarter of 2021

 Servicing Segment Highlights    9  Loan servicing fees of $92 million in the third quarter of 2021 nearly doubled year-over-year and increased 7% from the second quarter of 2021Servicing segment adjusted contribution margin in the third quarter of 2021 was $9 million, up from $(20) million in the year-ago quarter and $(10) million in the prior quarterServicing segment contribution margin was $86 million, versus $(32) million in the year-ago quarter and $(40) million in the prior quarter, primarily driven by a $77 million increase in the mark-to-market fair value of the MSR portfolioDuring the third quarter of 2021, completed the sale of an MSR loan portfolio serviced for the Government National Mortgage Association (GNMA) with UPB of approximately $11 billion; total purchase price was approximately $122 millionServicing portfolio customers of nearly 429,000 at the end of the third quarter of 2021 increased 40% versus the prior year and decreased 5% compared to the second quarter of 2021; the sequential quarter decrease in servicing customers was primarily due to the sale of the GNMA MSR portfolio, which was completed in the third quarter of 2021

 Balance Sheet Highlights    10  $550 million of available liquidity at the end of the third quarter of 2021, including $161 million of cash and cash equivalents and $389 million of undrawn capacity from MSR lines of credit and other credit facilitiesMSR balance of $1.4 billion at September 30, 2021, up 2.4x year-over-year, and up 11% from the prior quarterTotal assets of $9.0 billion at September 30, 2021, compared to $6.6 billion at the end of the third quarter of 2020 and $8.4 billion at June 30, 2021Book value of $761 million at September 30, 2021, compared to $743 million at September 30, 2020, and $709 million at the end of the second quarter of 2021 Total warehouse capacity increased during the quarter to $7.5 billion at September 30, 2021, up from $7.1 billion at June 30, 2021

 11  Appendix

 Detailed Income Statement    12

 Detailed Balance Sheet    13

 Volume & Margin Detail by Channel    14

 1  Summary Segment Results

 1  Summary Segment Results

 Non-GAAP to GAAP Reconciliations    16

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment. We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge. We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full. We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue. We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.   17  Non-GAAP Financial Measures